Exhibit 99.1
FARO Announces Second Quarter Financial Results

LAKE MARY, FL, August 3, 2022 - FARO® Technologies, Inc. (Nasdaq: FARO), a global leader in 4D digital reality solutions, today announced its financial results for the second quarter ended June 30, 2022.
“Improving demand for our products, including the recently launched Focus Premium laser scanner and Quantum Max scan arm generated revenue of $79.9 million or $83.9 million on a constant currency basis, adjusting for the significant strengthening of the US dollar in the second quarter,” stated Michael Burger, President and Chief Executive Officer. “We believe the building momentum for our updated product line-up demonstrates the progress we’ve made in aligning our hardware and software roadmaps to add value to our customer’s workflows, resulting in differentiated offerings in our target markets.”

Second Quarter 2022 Financial Summary
•Total sales of $79.9 million, down 3% compared to the prior year period
•Total sales on a Non-GAAP constant currency basis of $83.9 million, up 3% compared to the prior year period
•Software sales, of $10.5 million or 13% of revenue, up from 12% in the prior year period
•Recurring revenue of $17.1 million or 21% of revenue (actual currency basis), grew 8% compared to the prior year period
•Gross margin of 50.6%, compared to 55.4% in the prior year period
•Non-GAAP gross margin of 51.0%, compared to 55.7% in the prior year period
•Operating expenses of $49.4 million, compared to $46.1 million in the prior year period
•Non-GAAP operating expenses of $43.2 million, compared to $41.8 million in the prior year period
•Net loss of $8.6 million, or ($0.47) per share compared to $1.2 million, or ($0.06) per share in the prior year period

•Non-GAAP net loss of $0.6 million, or ($0.03) per share compared to net profit of $2.2 million, or $0.12 per share in the prior year period
•Adjusted EBITDA of $0.5 million, or 0.6% of total sales compared to $6.5 million, or 7.9% of total sales in the prior year period
•Cash and short-term investments of $102.0 million, compared to $107.2 million as of March 31, 2022
* A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. An additional explanation of these measures is included below under the heading “Non-GAAP Financial Measures”.
Outlook for the Third Quarter 2022

For the third quarter ending September 30, 2022, FARO currently expects:
•Revenue in the range of $79 to $87 million
•Non-GAAP (loss) earnings per share in the range of ($0.08) to $0.08
Conference Call
The Company will host a conference call to discuss these results on Wednesday, August 3, 2022 at 5:00 p.m. ET. Interested parties can access the conference call by dialing (800) 245-3047 (U.S.) or +1 (203) 518-9765 (International) and using the passcode FARO. A live webcast will be available in the Investor Relations section of FARO's website at: https://www.faro.com/en/About-Us/Investor-Relations/Financial-Events-and-Presentations
A replay webcast will be available in the Investor Relations section of the company's web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About FARO
FARO serves the 3D Metrology, AEC (Architecture, Engineering & Construction), O&M (Facilities Operations & Maintenance), and Public Safety Analytics markets. For over 40 years, FARO has provided industry-leading technology solutions that enable customers to digitize their world, and then use that data to make smarter decisions faster. FARO continues to be a pioneer in bridging the digital and physical worlds through data-driven accuracy, precision, and immediacy. For more information, visit http://www.faro.com

Non-GAAP Financial Measures
This press release contains information about our financial results that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP (loss) income from operations, non-GAAP net (loss) income and non-GAAP net (loss) income per share, exclude the impact of purchase accounting intangible amortization expense, stock-based compensation, restructuring charges, transaction costs, and other tax adjustments, and are provided to enhance investors’ overall understanding of our historical operations and financial performance.
In addition, we present EBITDA, which is calculated as net loss before interest (income) expense, net, income tax expense (benefit) and depreciation and amortization, and Adjusted EBITDA, which is calculated as EBITDA, excluding other (income) expense, net, stock-based compensation, restructuring charges, and transaction costs, as measures of our operating profitability. The most directly comparable GAAP measure to EBITDA and Adjusted EBITDA is net loss. We also present Adjusted EBITDA margin, which is calculated as Adjusted EBITDA as a percent of total sales.
In our second quarter reporting, we have included total sales on a constant currency basis, a new non-GAAP measure. The most directly comparable GAAP measure to total sales on a constant currency basis is total sales. We believe constant currency information is useful in analyzing underlying trends in our business and the commercial performance of our products by eliminating the impact of highly volatile fluctuations in foreign currency markets and allows for period-to-period comparisons of our performance. For simplicity, we may elect to omit this information in future periods if we determine a lack of material impact. To present this information, current period performance for entities reporting in currencies other than U.S. dollars are converted to U.S. dollars at the exchange rate in effect during the last day of the prior comparable period.

Management believes that these non-GAAP financial measures provide investors with relevant period-to-period comparisons of our core operations using the same methodology that management employs in its review of the Company’s operating results. These financial measures are not recognized terms under GAAP and should not be considered in isolation or as a substitute for a measure of financial performance prepared in accordance with GAAP.
These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate a company’s financial performance. These non-GAAP financial measures, as presented, may not be comparable to similarly titled measures of other companies due to varying methods of calculation. The financial statement tables that accompany this press release include a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, FARO’s product development and product launches, FARO's growth, strategic and restructuring plans and initiatives, including but not limited to the additional restructuring charges expected to be incurred in connection with our restructuring plan and the timing and amount of cost savings and other benefits expected to be realized from the restructuring plan and other strategic initiatives, and FARO’s growth potential and profitability. Statements that are not historical facts or that describe the Company's plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will,” "intend," "believe," "expect," "may," "could" or "should," and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.
Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•the Company’s ability to realize the intended benefits of its undertaking to transition to a company that is reorganized around functions to improve the efficiency of its sales organization and to improve operational effectiveness;
•the Company’s inability to successfully execute its new strategic plan and restructuring plan, including but not limited to additional impairment charges and/or higher than expected severance costs and exit costs, and its inability to realize the expected benefits of such plans;
•the outcome of the U.S. Government's review of, or investigation into, the GSA Matter; any resulting penalties, damages, or sanctions imposed on the Company and the outcome of any resulting litigation to which the Company may become a party; loss of future government sales; and potential impacts on customer and supplier relationships and the Company's reputation;
•development by others of new or improved products, processes or technologies that make the Company's products less competitive or obsolete;
•the Company's inability to maintain its technological advantage by developing new products and enhancing its existing products;
•declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions;
•the effect of the COVID-19 pandemic, including on our business operations, as well as its impact on general economic and financial market conditions;
•the impact of fluctuations in foreign exchange rates; and
•other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 16, 2022 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 that will be filed with the SEC following this earnings release.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Investor Contacts

FARO Technologies, Inc.
Allen Muhich, Chief Financial Officer
+1 407-562-5005
IR@faro.com

Sapphire Investor Relations, LLC
Michael Funari or Erica Mannion
+1 617-542-6180
IR@faro.com

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
(in thousands, except share and per share data)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Sales
Product	$59,702	$60,275	$116,432	$114,910
Service	20,215	21,835	40,141	43,531
Total sales	79,917	82,110	156,573	158,441
Cost of sales
Product	28,169	25,455	52,504	50,259
Service	11,311	11,173	22,607	22,293
Total cost of sales	39,480	36,628	75,111	72,552
Gross profit	40,437	45,482	81,462	85,889
Operating expenses
Selling, general and administrative	36,018	33,594	71,508	66,942
Research and development	12,042	11,760	24,170	23,733
Restructuring costs	1,333	779	1,932	2,303
Total operating expenses	49,393	46,133	97,610	92,978
Loss from operations	(8,956)	(651)	(16,148)	(7,089)
Other (income) expense
Interest (income) expense, net	(12)	39	(4)	49
Other (income) expense, net	(1,636)	883	(1,649)	(732)
Loss before income tax benefit	(7,308)	(1,573)	(14,495)	(6,406)
Income tax expense (benefit)	1,266	(397)	3,766	(2,009)
Net loss	$(8,574)	$(1,176)	$(18,261)	$(4,397)
Net loss per share - Basic	$(0.47)	$(0.06)	$(1.00)	$(0.24)
Net loss per share - Diluted	$(0.47)	$(0.06)	$(1.00)	$(0.24)
Weighted average shares - Basic	18,266,747	18,161,110	18,267,783	18,133,368
Weighted average shares - Diluted	18,266,747	18,161,110	18,267,783	18,133,368

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)	June 30, 2022 (unaudited)	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$101,969	$121,989
Accounts receivable, net	70,915	78,523
Inventories, net	44,076	53,145
Prepaid expenses and other current assets	25,248	19,793
Total current assets	242,208	273,450
Non-current assets:
Property, plant and equipment, net	21,109	22,194
Operating lease right-of-use assets	20,154	22,543
Goodwill	79,595	82,096
Intangible assets, net	28,382	25,616
Service and sales demonstration inventory, net	29,692	30,554
Deferred income tax assets, net	19,635	21,277
Other long-term assets	2,174	2,010
Total assets	$442,949	$479,740
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,635	$14,199
Accrued liabilities	24,692	28,208
Income taxes payable	6,539	4,499
Current portion of unearned service revenues	36,372	40,838
Customer deposits	6,975	5,399
Lease liabilities	5,867	5,738
Total current liabilities	94,080	98,881
Unearned service revenues - less current portion	22,323	22,350
Lease liabilities - less current portion	16,053	18,648
Deferred income tax liabilities	1,010	1,058
Income taxes payable - less current portion	10,131	11,297
Other long-term liabilities	956	1,047
Total liabilities	144,553	153,281
Shareholders’ equity:
Common stock - par value $.001, 50,000,000 shares authorized; 19,651,715 and 19,588,003 issued, respectively; 18,275,364 and 18,205,636 outstanding, respectively	20	20
Additional paid-in capital	306,119	301,061
Retained earnings	55,283	73,544
Accumulated other comprehensive loss	(32,369)	(17,374)
Common stock in treasury, at cost - 1,376,351 and 1,382,367 shares held, respectively	(30,657)	(30,792)
Total shareholders’ equity	298,396	326,459
Total liabilities and shareholders’ equity	$442,949	$479,740

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
(in thousands)	June 30, 2022	June 30, 2021
Cash flows from:
Operating activities:
Net loss	$(18,261)	$(4,397)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,655	6,289
Stock-based compensation	6,358	5,377
Provisions for bad debts, net of recoveries	80	(43)
Loss on disposal of assets	82	86
Provision for excess and obsolete inventory	6	1,640
Deferred income tax expense (benefit)	(48)	(2,009)
Change in operating assets and liabilities:
Decrease (Increase) in:
Accounts receivable	5,102	3,964
Inventories	4,311	(7,495)
Prepaid expenses and other current assets	(6,101)	(982)
(Decrease) Increase in:
Accounts payable and accrued liabilities	(2,398)	(13,525)
Income taxes payable	1,007	(2,310)
Customer deposits	1,769	1,723
Unearned service revenues	(1,822)	(627)
Net cash used in operating activities	(3,260)	(12,309)
Investing activities:
Purchases of property and equipment	(3,481)	(2,072)
Cash paid for technology development, patents and licenses	(5,548)	(1,780)
Acquisition of business, net of cash acquired	—	(33,908)
Net cash used in investing activities	(9,029)	(37,760)
Financing activities:
Payments on finance leases	(116)	(167)
Payments for taxes related to net share settlement of equity awards	(1,165)	(3,779)
Proceeds from issuance of stock related to stock option exercises	—	5,165
Net cash (used in) provided by financing activities	(1,281)	1,219
Effect of exchange rate changes on cash and cash equivalents	(6,450)	(3,446)
Decrease in cash and cash equivalents	(20,020)	(52,296)
Cash and cash equivalents, beginning of period	121,989	185,633
Cash and cash equivalents, end of period	$101,969	$133,337

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(dollars in thousands, except per share data)	2022	2021	2022	2021
Gross profit, as reported	$40,437	$45,482	$81,462	$85,889
Stock-based compensation (1)	284	214	483	280
Non-GAAP adjustments to gross profit	284	214	483	280
Non-GAAP gross profit	$40,721	$45,696	$81,945	$86,169
Gross margin, as reported	50.6%	55.4%	52.0%	54.2%
Non-GAAP gross margin	51.0%	55.7%	52.3%	54.4%

Selling, general and administrative, as reported	$36,018	$33,594	$71,508	$66,942
Stock-based compensation (1)	(2,512)	(2,526)	(4,733)	(4,208)
Purchase accounting intangible amortization	(181)	(188)	(382)	(373)
Non-GAAP selling, general and administrative	$33,325	$30,880	$66,393	$62,361

Research and development, as reported	$12,042	$11,760	$24,170	$23,733
Stock-based compensation (1)	(695)	(543)	(1,142)	(889)
Purchase accounting intangible amortization	(490)	(313)	(1,035)	(641)
Non-GAAP research and development	$10,857	$10,904	$21,993	$22,203

Operating expenses, as reported	$49,393	$46,133	$97,610	$92,978
Stock-based compensation (1)	(3,207)	(3,069)	(5,875)	(5,097)
Restructuring and other costs (2)	(2,317)	(779)	(2,916)	(2,303)
Purchase accounting intangible amortization	(671)	(501)	(1,417)	(1,014)
Non-GAAP adjustments to operating expenses	(6,195)	(4,349)	(10,208)	(8,414)
Non-GAAP operating expenses	$43,198	$41,784	$87,402	$84,564

Loss from operations, as reported	$(8,956)	$(651)	$(16,148)	$(7,089)
Non-GAAP adjustments to gross profit	284	214	483	280
Non-GAAP adjustments to operating expenses	6,195	4,349	10,208	8,414
Non-GAAP (loss) income from operations	$(2,477)	$3,912	$(5,457)	$1,605

Net loss, as reported	$(8,574)	$(1,176)	$(18,261)	$(4,397)
Non-GAAP adjustments to gross profit	284	214	483	280
Non-GAAP adjustments to operating expenses	6,195	4,349	10,208	8,414
Income tax effect of non-GAAP adjustments	(1,775)	(1,144)	(2,742)	(2,622)
Other tax adjustments (3)	3,246	—	7,183	—
Non-GAAP net (loss) income	$(624)	$2,243	$(3,129)	$1,675

Net loss per share - Diluted, as reported	$(0.47)	$(0.06)	$(1.00)	$(0.24)
Stock-based compensation (1)	0.19	0.18	0.35	0.30
Restructuring and other costs (2)	0.13	0.04	0.16	0.13
Purchase accounting intangible amortization	0.04	0.02	0.08	0.05
Income tax effect of non-GAAP adjustments	(0.10)	(0.06)	(0.15)	(0.15)
Other tax adjustments (3)	0.18	—	0.39	—
Non-GAAP net (loss) income per share - Diluted	$(0.03)	$0.12	$(0.17)	$0.09

(1) We exclude stock-based compensation, which is non-cash, from the non-GAAP financial measures because the Company believes that such exclusion provides a better comparison of results of ongoing operations for current and future periods with such results from past periods.

(2) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. The Restructuring and other costs primarily consist of severance and related benefits.

(3) The other tax adjustments primarily relate to the impact of certain jurisdictions maintaining a full valuation allowance where benefit is not accrued on U.S. GAAP pre-tax book losses.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Net loss	$(8,574)	$(1,176)	$(18,261)	$(4,397)
Interest (income) expense, net	(12)	39	(4)	49
Income tax expense (benefit)	1,266	(397)	3,766	(2,009)
Depreciation and amortization	3,643	3,099	6,655	6,289
EBITDA	(3,677)	1,565	(7,844)	(68)
Other (income) expense, net	(1,636)	883	(1,649)	(732)
Stock-based compensation	3,491	3,283	6,358	5,377
Restructuring and other costs (1)	2,317	779	2,916	2,303
Adjusted EBITDA	$495	$6,510	$(219)	$6,880
Adjusted EBITDA margin (2)	0.6%	7.9%	(0.1)%	4.3%

(1) On February 14, 2020, our Board of Directors approved a global restructuring plan (the “Restructuring Plan”), which is intended to support our strategic plan in an effort to improve operating performance and ensure that we are appropriately structured and resourced to deliver increased and sustainable value to our shareholders and customers. The Restructuring and other costs primarily consist of severance and related benefits.

(2) Calculated as Adjusted EBITDA as a percentage of total sales.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
KEY SALES MEASURES
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Total sales to external customers as reported
Americas (1)	$34,667	$33,702	$71,344	$66,251
EMEA (1)	21,555	26,474	43,691	51,928
APAC (1)	23,695	21,934	41,538	40,262
	$79,917	$82,110	$156,573	$158,441

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021
Total sales to external customers in constant currency (2)
Americas (1)	$34,658	$33,764	$71,218	$66,281
EMEA (1)	24,194	26,109	47,427	51,044
APAC (1)	25,096	21,798	43,483	39,840
	$83,948	$81,671	$162,128	$157,165

(1) Regions represent North America and South America (Americas); Europe, the Middle East, and Africa (EMEA); and the Asia-Pacific (APAC).

(2) We compare the change in the sales from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rate in effect during the last day of the prior comparable period, rather than the actual exchange rates in effect during the respective periods.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2022	2021	2022	2021

Product	$49,174	$50,109	$95,626	$94,525
Software	10,528	10,166	20,806	20,385
Service	20,215	21,835	40,141	43,531
Total Sales	$79,917	$82,110	$156,573	$158,441

Product as a percentage of total sales	61.5%	61.0%	61.1%	59.7%
Software as a percentage of total sales	13.2%	12.4%	13.3%	12.9%
Service as a percentage of total sales	25.3%	26.6%	25.6%	27.5%

Total Recurring Revenue (3)	$17,119	$15,834	$33,592	$31,298
Recurring revenue as a percentage of total sales	21.4%	19.3%	21.5%	19.8%

(3) Recurring revenue is comprised of hardware service contracts, software maintenance contracts, and subscription based software applications.

FARO TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION OF OUTLOOK - GAAP TO NON-GAAP

Fiscal quarter ending September 30, 2022

GAAP diluted loss per share range	($0.45) - ($0.24)
Stock-based compensation	0.19
Purchase accounting intangible amortization	0.04
Restructuring and other costs	0.04
Non-GAAP tax adjustments	0.10 - 0.05
Non-GAAP diluted (loss) earnings per share	($0.08) - $0.08